Exhibit 99.2

Operating Results Scorecard

As of September 30, 2009

	Q1-07	Q2-07	Q3-07	Q4-07	2007	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09	Q2-09	Q3-09
Revenue (millions)**
US	$34.4	$35.0	$39.8	$40.2	$149.4	$40.0	$41.8	$47.3	$51.7	$180.8	$49.4	$52.0	$50.5
Canada	23.2	23.8	23.4	25.5	95.9	24.6	23.7	21.6	21.0	90.9	19.2	19.2	18.8
Offshore	—	—	—	—	—	—	—	0.1	0.6	0.6	2.2	2.0	3.2
Company Total	$57.6	$58.8	$63.2	$65.7	$245.3	$64.6	$65.5	$68.9	$73.4	$272.3	$70.7	$73.3	$72.5

Gross Profit %
US	21.0%	20.8%	24.4%	24.3%	22.7%	20.0%	14.9%	15.8%	16.9%	16.9%	17.8%	19.4%	19.5%
Canada	7.2%	5.3%	2.7%	8.8%	6.1%	5.9%	8.7%	5.8%	0.8%	5.4%	9.1%	17.0%	18.1%
Offshore	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-976.9%	-148.8%	-215.3%	8.3%	-11.1%	7.1%
Company Total	15.5%	14.5%	16.3%	17.4%	16.0%	14.7%	12.7%	11.9%	10.9%	12.5%	15.2%	17.9%	18.6%

FTE* - Quarterly Average
US	2,846	2,970	3,214	3,321	3,088	3,272	3,428	3,775	4,282	3,692	4,293	4,344	4,047
Canada	2,313	2,180	2,158	2,125	2,194	2,077	1,982	1,842	1,734	1,908	1,613	1,502	1,490
Offshore	—	—	—	—	—	—	—	5	76	20	216	277	449
Company Total	5,159	5,150	5,372	5,446	5,282	5,349	5,410	5,622	6,092	5,620	6,122	6,123	5,986

Number of Agent Seats- End of Period
US	4,364	4,459	4,455	4,457	4,457	5,449	5,449	5,778	5,687	5,687	5,276	5,276	5,276
Canada	3,343	3,306	3,306	3,026	3,026	3,026	3,026	2,968	2,968	2,968	2,359	2,359	2,359
Offshore	—	—	—	—	—	—	—	1,100	1,100	1,100	1,100	1,100	1,100
Company Total	7,707	7,765	7,761	7,483	7,483	8,475	8,475	9,846	9,755	9,755	8,735	8,735	8,735

Number of Sites- End of Period
US	12	12	12	12	12	14	14	14	13	13	13	13	13
Canada	7	7	7	6	6	6	6	6	6	6	5	5	5
Offshore	—	—	—	—	—	—	—	1	1	1	1	1	1
Company Total	19	19	19	18	18	20	20	21	20	20	19	19	19

Utilization %
US	65%	67%	72%	75%	70%	60%	63%	65%	75%	66%	81%	82%	77%
Canada	69%	66%	65%	70%	68%	69%	65%	62%	58%	64%	68%	64%	63%
Offshore	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0%	7%	4%	20%	25%	41%
Company Total	67%	66%	69%	73%	69%	63%	64%	57%	62%	62%	70%	70%	69%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.   (i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

** 2008 Revenue and Gross Profit have been adjusted for the effect of discontinued operations associated with the sale of the Company’s subsidiary, Domain.com in February 2009.